EXHIBIT 14(c)


                         LUTHERAN BROTHERHOOD SECURITIES CORP.

                         SELF-DIRECTED

                         INDIVIDUAL RETIREMENT ACCOUNT

                            *  SUPPLEMENTAL DISCLOSURE STATEMENT

                            *  DISCLOSURE STATEMENT

                            *  CUSTODIAL AGREEMENT



                                     LUTHERAN
                             (LOGO)  BROTHERHOOD
                                     SECURITIES CORP.

SUPPLEMENTAL IRA DISCLOSURE
SELF-DIRECTED BROKERAGE OPTION


This is a special supplement to the IRA Disclosure. It provides additional information for persons who have established a Self-Directed IRA through Lutheran Brotherhood Securities Corp. I should read both the IRA Disclosure and this supplement carefully.

Norwest Bank Minnesota, N.A. (the "Custodian") is an affiliate bank of Norwest Corporation. My account is serviced by Lutheran Brotherhood Securities Corp. (LBSC), a registered broker dealer and member SIPC (Securities Investor Protection Corporation). Certain transactions may be handled by Wall Street Investor Services, a registered broker dealer and a member of the New York Stock Exchange and SIPC where applicable. Pursuant to a Custodial Services Agreement the Custodian has delegated certain administrative responsibilities to LBSC.


1. RIGHT OF CANCELLATION

As explained in the IRA Disclosure, I can cancel my IRA within the first seven days after it is established. Because of this, contributions I make to it may be held uninvested during the first seven days after I made my first contribution. If I cancel a Self-Directed IRA, the entire contribution (or the actual property contributed if I did not contribute cash) will be returned to me. There will be no adjustment for fees, penalties, administrative expenses, or changes in market value.

To cancel a Self-Directed IRA, I must mail or deliver a written notice following the instructions in the IRA Disclosure. However, the notice in this case must be addressed to:

          Lutheran Brotherhood Securities Corp.
          625 Fourth Avenue South
          Minneapolis, MN 55415

I can obtain more information about cancelling my Self-Directed IRA by calling:

          Local -- 612/339-8091
          Toll Free -- 800/328-4552


2. ADDITIONAL FINANCIAL INFORMATION

The value of my Self-Directed IRA will depend on the investment options I select and on the contributions, distributions, account earnings (including net investment gains and losses, interest and dividends), fees, penalties, and administrative and other expenses charged to my IRA. To compare the performance of my IRA from year to year, it is important to take into consideration year-end market values plus net income earnings during the year. Because my IRA can be invested in a wide range of possible investments, the growth in value of the investments I select can neither be guaranteed nor projected.

Neither LBSC nor the Custodian will make any investment decisions with respect to my IRA. I must direct LBSC with respect to the investment of all contributions and earnings in my IRA. I may give investment instructions by telephone, but Wall Street Investor Services and LBSC reserve the right to require written instructions at their discretion.


3. INVESTMENT OPTIONS

Investments may be made in one or more of the investment options which are offered by Wall Street Investor Services in conjunction with LBSC and the Custodian. These options include publicly traded securities, shares of stock of the Custodian or its affiliates, mutual fund shares, money market instruments and other investment alternatives obtainable through Wall Street Investor Services in its regular course of business. No portion of my contributions to my IRA may be used to purchase life insurance or any "collectible" as defined in the Internal Revenue Code. The investments of my IRA may not be commingled with any of my personal investments.

The investment options currently available for my Self-Directed IRA are:

          *  Stocks

          *  Bonds

          *  Government Securities

          *  Lutheran Brotherhood Family of Funds

          *  Other selected mutual funds

          *  Limited Partnerships

Liquid asset balances will be held in the Lutheran Brotherhood Money Market Fund. I can get the complete list of available mutual funds and information about the Lutheran Brotherhood Family of Funds by calling LBSC.


4. FEES AND COMMISSIONS

The fees that may be charged to my Self-Directed IRA are set out either in the Commission Schedule in the applicable Prospectus or in the attached Fee Schedule which LBSC has provided to me with this Disclosure Statement or will provide at the time I establish my Self-Directed IRA. I understand these fees and commissions may change from time to time. LBSC will notify me of any changes in these fees and in the Commission schedule set forth in the Lutheran Brotherhood Family of Funds prospectus.

The fee for maintaining a Self-Directed IRA through Norwest Bank Minnesota, N.A., is set forth in the Fee Schedule.. I understand that LBSC will debit the annual fee from my Self-Directed IRA on the last business day of each year for the annual maintenance fee unless prior to that date I elect to pay the fee by that December date in another manner agreeable to LBSC. LBSC will notify me at least annually of the fees charged to my IRA. To the extent I do not pay those fees, they will be deducted from my IRA. LBSC will also charge my IRA for any other fees, taxes, expenses or liabilities (including legal fees and the cost of any fiduciary insurance) incurred in connection with my IRA. The charges against my IRA will also include brokerage and placement fees to the extent I do not pay those fees separately. The IRA Disclosure describes other types of charges that may be made against my IRA.


5. PAYMENT OF BENEFITS

As explained in the IRA Disclosure, the Internal Revenue Code requires certain minimum distributions for each year beginning with the year that I reach age 70-1/2. I understand that I must notify LBSC when I want distributions from my Self-Directed IRA to begin. I must elect the method in which I want benefits distributed and I must notify LBSC annually of the amount of the distribution desired. LBSC will not automatically calculate and distribute the required minimum amount.


6. FURTHER INFORMATION

Before establishing my LBSC Self-Directed IRA for which Norwest Bank is the custodian, I should compare its fees and commissions with those charged by other plans. I should also compare the terms and conditions of this Self-Directed IRA with those of other plans.

                            IRA DISCLOSURE AND
                        INDIVIDUAL RETIREMENT PLAN



IRA DISCLOSURE


In this disclosure, I, ME and MY refer to the depositor opening an Individual Retirement Account (IRA). YOU and YOUR refer to the Bank named below.

This disclosure statement is only a brief summary of the Bank's IRA program. If there is any inconsistency between this summary and the plan documents, the plan documents control.


MY RIGHT TO CANCEL MY IRA
----------------------------------------------------------------------------

I have the right to cancel my IRA within seven calendar days after I make my first contribution. To cancel my IRA, I must give or send you WRITTEN notice at this address before the seven-day period expires:

                        Norwest Bank MN, N.A.
                        as IRA Custodian
                        c/o Lutheran Brotherhood Securities Corp.
                        625 - 4th Avenue South
                        Minneapolis, Minnesota 55415

Attention: IRA Officer
Telephone: (800) 328-4552
----------------------------------------------------------------------------

Notice sent by mail must be postmarked within the seven-day period. It will be considered to have been mailed on the postmarked date if it is:

*  properly addressed;

*  mailed by U.S. mail;

*  sent postage paid (first class); and

*  enclosed in an envelope or other appropriate wrapper.

If I cancel my IRA, you will refund to me the entire amount of the contributions I made before my revocation. I will not earn interest on the contribution if I revoke. There are no penalties for revocation.


HOW MY IRA WORKS
----------------------------------------------------------------------------

I may be able to claim all or part of any regular contributions I make to my IRA as deductions from my gross income on my federal income tax return. I can do this even if I do not itemize other deductions.

When I establish an IRA, I appoint you as the custodian or trustee of my account. (Your status is determined by the type of IRA Application I sign.) You agree to accept my contributions and hold them as described here. You will invest them in the manner that I choose. The income earned on my regular contributions is not subject to federal income tax until it is distributed (paid) to me.



ESTABLISHING AN IRA


ESTABLISHING AN IRA FOR MYSELF
----------------------------------------------------------------------------

I can establish an IRA for myself if I have earned any compensation during the year. Compensation includes:

*  wages;

*  salary;

*  taxable bonuses;

*  net earnings from self-employment derived from personal services; and

* certain alimony or separate maintenance payments that are taxable income to me.

Compensation does not include:

*  income from investments, such as interest or dividends;

*  pensions or annuities;

*  deferred compensation; or

*  self-employment earnings contributed to a Keogh (HR-10) plan.


ESTABLISHING A SPOUSAL IRA
----------------------------------------------------------------------------

If my spouse and I file a joint federal income tax return, and if my spouse earned no compensation during the year or elects to be treated as having earned no compensation, I can make contributions to a separate IRA (called a spousal IRA) established by my spouse. (In most cases, my spouse would elect to be treated as having no compensation for the year only if he or she actually earned less than $250 that year.)

Once I have contributed to an IRA for my spouse, my spouse will have control over that contribution. For example, my spouse will be the only person who can authorize distributions from the account.



MAKING CONTRIBUTIONS


AMOUNT OF CONTRIBUTIONS
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PERSONAL IRAs

I may make contributions annually of up to $2,000 or 100% of my compensation for the year, whichever is less. Rollover contributions (explained below) are not subject to this limit.

SPOUSAL IRAs

If I also contribute to an IRA for my spouse, I may contribute a combined total of up to $2,250 per year to both our IRAs. I may divide my contributions between the two accounts in any way I choose as long as no more than $2,000 is deposited in any one account. If my spouse earns any compensation at all in a given year, I cannot contribute to a spousal IRA for that year, unless my spouse elects to be treated as having earned no compensation. However, my spouse may contribute from his or her compensation to a spousal IRA already established.

SEP - IRAs

My employer may contribute up to $30,000 per year, or 15% of my annual compensation, whichever is less, to a Simplified Employee Pension plan, or SEP. This limit may be reduced if the SEP is integrated with Social Security. Certain types of SEP programs also allow me to have my employer make "elective" contributions from my pay. If I am self-employed and a SEP has been established for my business, I may make the contribution. I may have a personal IRA in addition to SEP.

I will not be taxed on contributions made by my employer until they are distributed to me.

ROLLOVER AND TRANSFER CONTRIBUTIONS

Rollover and transfer contributions may be in any amount.


INVESTING MY CONTRIBUTIONS
----------------------------------------------------------------------------

I may choose one or a combination of investments that you offer for IRA funds. Details are explained in the section of this summary called FINANCIAL INFORMATION.


DEDUCTING MY CONTRIBUTIONS
----------------------------------------------------------------------------

I may be able to take a federal income tax deduction equal to all or part of my regular contributions (up to $2,000 or 100% of my compensation, whichever is less) to my personal IRA. If I also contribute to a spousal IRA, I may be able to deduct total contributions of up to $2,250 or 100% of my compensation, whichever is less. I can do this even if I do not itemize my other deductions.

The amount I am entitled to deduct depends on whether I (and possibly my spouse) am an "active participant" in a retirement plan for the year and level of my adjusted gross income (AGI) as calculated on my tax return:

* If neither I nor my spouse is an active participant, I can take the full deduction.

* If I am an active participant (or my spouse is), but my adjusted gross income is below a certain level, I can take the full deduction.

* If I am an active participant (or my spouse is), and my adjusted gross income is above the specified level, the deduction is phased down and eventually eliminated.

ACTIVE PARTICIPANT

I am an "active participant" for the year if I am covered by a retirement plan. If I am married, I am also usually treated as an "active participant" if my spouse is covered by a retirement plan.

I am covered by a retirement plan if my employer or union has a retirement plan under which money is added to my account or I am eligible to earn retirement credits. For example, if I am covered under a profit-sharing plan, certain government plans, a salary reduction arrangement (such as a tax sheltered annuity arrangement or a 401(k) plan), a simplified employee pension plan, or a plan which promises a benefit based on the number of years of my service, I am likely to be an active participant. My Form W-2 for the year should indicate whether I am an active participant.

I am an active participant for the year even if I am not yet vested (i.e., I would not be entitled to 100% of my retirement benefit if I separated from my employer now). I am an active participant if I make required contributions or voluntary employee contributions to a retirement plan. In certain plans, I may be an active participant even if I was with the employer for part of the year.

I am generally not an active participant if the only plan by which I am covered relates to (i) my service as an Armed Forces Reservist for less than 90 days of active service or (ii) my service as a volunteer firefighter covered for firefighting service by a government plan under which my accrued benefit is less than $1,800 per year. Of course, these exceptions do not apply if I am also covered by any other plan.

If I am married but I file a separate tax return and my spouse and I have lived apart at all times during the year, my spouse's active participation status does not affect my ability to deduct my contributions. In this case, I am treated as if I am single for purposes of calculating my IRA deduction.

THRESHOLD INCOME LEVELS

If I am an active participant, I must look at my adjusted gross income for the year to determine whether I can deduct IRA contributions. If I file a joint return with my spouse, I must use our combined AGI. My tax return will show how to calculate AGI for this purpose.

If I am single, the threshold AGI level is $25,000. If I am married and file a joint tax return, the threshold level is $40,000. If I am married but file a separate return, the threshold level is $0.


AMOUNT OF DEDUCTION FOR ACTIVE PARTICIPANTS
----------------------------------------------------------------------------

* If I am an active participant and my AGI is at or below the applicable threshold AGI level, I am eligible for the full IRA deduction.

* If I am an active participant and my AGI is less than $10,000 above the threshold level, I may deduct part of my IRA contributions. I may estimate the limit on my deductions by using a table provided by the IRS. However, my deduction limit may be slightly higher if I use the following formula:

                            My Deduction Limit =

         10,000 - Excess AGI          X            Maximum Allowable
         -------------------
                $10,000                                Deduction


In this formula, "excess AGI" is the amount by which my AGI is greater than my threshold level. The maximum allowable deduction is $2,000 ($2,250 if I also contribute to a spousal IRA).

In applying the formula, I round the result up to the next higher $10.00 level (the next higher number that ends in zero). For example, if the result of the formula is $1,525, I will round up to $1,530.

If the result of the formula is less than $200.00, my deduction limit is $200.00. For example, if I am married, file a joint return, and my AGI is anywhere between $49,000 and $50,000, I can always deduct $200.00. However, if I file a separate return from my spouse and my compensation for the year is less than $200.00, I may never deduct more than 100% of my compensation.

* If I am an active participant and my AGI is $10,000 or more above the threshold level, I may not deduct any part of my IRA contributions.

The following examples show how persons who are active participants calculate their IRA deductions:


EXAMPLE 1: Ms. Smith, a single person, is an active participant and has an AGI of $31,619. She calculates her deductible IRA contribution as follows:

      Her AGI is $31,619
      Her Threshold Level is $25,000
      Her Excess AGI (AGI - Threshold Level) is
          ($31,619 - $25,000) = $6,619
      Her Maximum Allowable Deduction is $2,000
      So, her IRA deduction limit is:

          10,000 - $6,619          X          $2,000 = $676
          ---------------
             $10,000                        (rounded to $680)


EXAMPLE 2: Mr. and Mrs. Young file a joint tax return. Each spouse earns more than $2,000 and one is an active participant. They have a combined AGI of $44,255. They may each contribute to an IRA and calculate their deductible contributions to each IRA as follows:

      Their AGI is $44,255
      Their Threshold Level is $40,000
      Their Excess AGI (AGI - Threshold Level) is
          ($44,255 - $40,000) = $4,255
      Their Maximum Allowable Deduction is $2,000
      So, each spouse computes his or her IRA
      Deduction limit as follows:

          10,000 - $4,255          X          $2,000 = $1,149
          ---------------
             $10,000                        (rounded to $1,150)


EXAMPLE 3: If, in Example 2, Mr. Young did not earn any compensation, or elected to be treated as earning no compensation, Mrs. Young could establish an IRA for herself and a spousal IRA for her husband. The amount of deductible contributions which could be made to the two IRAs is calculated using a Maximum Allowable Deduction of $2,250 rather than $2,000.

          10,000 - $4,225          X          $2,250 = $1,293
          ---------------
             $10,000                        (rounded to $1,300)

The $1,300 can be divided between the two accounts, but neither IRA may receive a deductible contribution of more than $1,150 (the individual limit calculated in Example 2).


EXAMPLE 4: Mr. Jones, a married person, files a separate tax return and is an active participant. He has $1,500 of compensation and wishes to make a deductible contribution to an IRA.

      His AGI is $1,500
      His Threshold Level is $0
      His Excess AGI (AGI - Threshold Level) is
          ($1,500 - $0) = $1,500
      His Maximum Allowable Deduction is $2,000
      So, his IRA deduction limit is

          10,000 - $1,500          x          $2,000 = $1,700
          ---------------
             $10,000

Even though his IRA deduction limit under the formula is $1,700, Mr. Jones may not deduct an amount in excess of his compensation, so, his actual deduction is limited to $1,500.


CONTRIBUTIONS TO AN IRA I HAVE INHERITED

I am not allowed to deduct contributions to an IRA I have inherited unless I am the surviving spouse of the person who established the IRA and have chosen to treat the IRA as my own.

DEADLINE FOR CONTRIBUTIONS

To be deductible for a particular year, my contributions have to be made before the original due date (generally, April 15th) for filing my federal income tax return for that year. This deadline does not change even if I get an extension of the due date for my tax return.

CONTRIBUTIONS AFTER AGE 70-1/2

I am not allowed to deduct any contribution I make to my IRA during or after the year I reach age 70-1/2. I cannot deduct any contributions I make to a spousal IRA during or after the year my spouse reaches age 70-1/2.


NONDEDUCTIBLE CONTRIBUTIONS
----------------------------------------------------------------------------

Even if I cannot deduct all of my IRA contributions because I am an active participant in a retirement plan for the year and my AGI is greater than the threshold AGI level, I may still contribute up to the lesser of $2,000 or 100% of my compensation to my IRA ($2,250 if I also contribute to a spousal
IRA). The portion of my contribution that is not deductible will be a "nondeductible contribution". Also, I may choose to make a contribution nondeductible even if I could have deducted part or all of it. Interest or other earnings on my IRA contributions, whether from deductible or from nondeductible contributions, will not be taxed until distributed to me.

If I make a nondeductible contribution to an IRA, I must report the amount of the nondeductible contribution to the IRS as part of my tax return for the year.

If my compensation for the year will be at least $2,000, I may make contributions up to $2,000 at any time during the year without knowing at the time how much I will be able to deduct. When I fill out my tax return, I will determine what amount is deductible.

If some portion of my contribution is not deductible, I may then either choose to leave that amount in the IRA and designate it as a nondeductible contribution on my tax return or withdraw the amount and all earnings on it. I must make the withdrawal before the due date (including extensions) for filing my federal income tax return for the year. Any earnings I withdraw must be reported as income for the year for which the contribution was made, and may be subject to the 10% penalty tax on premature distributions.


EXCESS CONTRIBUTIONS
----------------------------------------------------------------------------

There is an annual 6% excise tax penalty on any contribution to the extent it exceeds the maximum contribution allowed for any year. I can avoid this penalty by withdrawing the excess and all earnings on it before the due date (including extensions) for filing my federal income tax return for the year the excess contribution was made. If I do not meet this deadline, the 6% penalty tax applies for each year the excess remains in my IRA. I can stop the annual 6% tax by:

*  distributing sufficient funds; or

* making reduced contributions below the maximum contribution limit in a future year or years.

However, a 10% penalty tax for premature distributions may apply to the withdrawn earnings on excess contributions, even if I withdraw the excess before the due date for filing my income tax return.


TERMS FOR CONTRIBUTIONS
----------------------------------------------------------------------------

The frequency and size of contributions are up to me. I do not have to make contributions to my IRA in any given year.

You will normally accept only cash contributions. If I wish to make a rollover contribution, I must first sell any property involved and contribute the proceeds to my IRA unless special arrangements are made.



ROLLOVERS TO MY IRA

I may be able to roll over into my IRA amounts I receive from other retirement plans or IRAs. By making a rollover, I can defer paying taxes on those amounts until I withdraw the funds from my IRA. The following types of rollovers are possible:


1. ROLLOVER CONTRIBUTIONS FROM RETIREMENT PLANS

I can contribute to my IRA all or part of the money I receive in a qualifying distribution:

* from a tax-qualified plan set up by a corporation, partnership, or sole proprietorship;

* from an annuity contract or custodial account (as described in Section 403(b) of the Internal Revenue Code and usually called a tax-sheltered annuity or tax-sheltered custodial account).

A qualifying distribution includes any distribution of the entire balance credited to me under the plan, contract or account, which is made after I turn age 59-1/2 or on account of the termination of the plan or a complete discontinuance of contributions.

A distribution will also qualify for a rollover if I received 50% or more of the balance credited to me on account of my separation from service with the employer, my disability, or the death of my spouse while he or she was covered by the plan. The 50% requirement is calculated using my balance immediately before I received the distribution.

I may not roll over to this IRA any required minimum distribution I had to receive from the retirement plan for the year the rollover occurs.

NONDEDUCTIBLE EMPLOYEE CONTRIBUTIONS

Any nondeductible "after-tax" employee contributions I have made to the plan making the distribution cannot be included in the rollover. However, earnings on those contributions can be included.

DEDUCTIBLE EMPLOYEE CONTRIBUTIONS

Before 1987, some tax-qualified plans, annuity contracts and custodial accounts allowed participants to make "voluntary deductible employee contributions". If I withdraw all or part of such contributions or the earnings on them, I may contribute all or part of the amount I received to my IRA as a rollover. I can roll over my voluntary deductible employee contributions even if I have not received any other distribution from the plan.

DEADLINE FOR ROLLOVER CONTRIBUTIONS

I must make any rollover contribution within 60 days after I receive the distribution or withdraw voluntary deductible employee contributions or earnings on those contributions.

SEPARATE IRAs FOR CERTAIN ROLLOVERS

Certain tax benefits may be available to me if I establish separate IRA plans to hold rollovers of total distributions I received from any of the following sources:

*  a qualified pension or profit sharing plan, or

* an annuity contract or custodial account described in Section 403(b) of the Internal Revenue Code.

Any distribution of "accumulated deductible employee contributions" from a plan is also eligible. However, I am not required to use a separate IRA if I do not want to. I will consult my tax advisor for more details if this applies to me.


2. ROLLOVER CONTRIBUTIONS AND TRANSFERS FROM OTHER IRAs

I can also roll over into this IRA all or part of a distribution I receive from another IRA. I have to deposit the money into this IRA within 60 days after I receive the distribution from the other IRA.

I cannot make this type of rollover more often than once every 12 months. However, I can simply arrange a direct transfer of my IRA from the previous custodian or trustee to you. Since transfers are not limited to once every 12 months, I should consider arranging for a transfer, instead of a rollover, whenever a transfer is feasible.

No rollover or transfer can be made to this IRA from an IRA I inherited, unless I inherited it from my spouse.

I may not be able to roll over or transfer to this IRA any required minimum distribution I had to receive for the year the rollover or transfer occurs. If I am subject to the minimum distribution rules, I must make sure that I receive a sufficient amount from some IRA. Amounts that I receive and then roll over do not count toward satisfying that requirement.


3. ROLLOVER CONTRIBUTIONS FROM U.S. RETIREMENT BONDS ISSUED BEFORE 1984

If I redeem a U.S. retirement bond issued prior to 1984 before the end of the tax year in which I reach the age of 70-1/2, I can roll over part or all of that amount into this IRA. I must make the rollover contribution within 60 days after redeeming the bond.

I may not make this type of rollover more often than once every 12 months. No rollover of this type can be made to this IRA from a bond I inherit, unless I have inherited it from my spouse.


IRS RULES ON ROLLOVERS
----------------------------------------------------------------------------

All rollover contributions are subject to strict rules contained in the Internal Revenue Code. If I do not follow those rules, I will lose the tax benefits of a rollover, and I may have to pay increased taxes on the amount involved. I SHOULD CHECK WITH MY ATTORNEY OR TAX ADVISOR TO AVOID ADVERSE TAX CONSEQUENCES IN CONNECTION WITH ANY ROLLOVER CONTRIBUTIONS.



DISTRIBUTION OF BENEFITS


I can generally choose to have benefits distributed to me at any time by filing a request with you. However, because of the penalty taxes that apply to premature distributions, I would usually not start distributions until after I reach age 59-1/2 unless I qualify for one of the exceptions to the penalty tax. I must begin receiving distributions by the April 1st following the year in which I reach age 70-1/2. I may continue to make contributions, even though I am receiving benefits, until the year I reach age 70-1/2.


PAYMENT OF BENEFITS
----------------------------------------------------------------------------

I may have my benefits distributed to me in one lump sum, in periodic payments over periods measured by life expectancy, or in any combination of these methods.

MINIMUM PAYMENTS

The Internal Revenue Code requires that certain minimum amounts be distributed for each year, beginning with the year I reach age 70-1/2.
The minimum amount for each year is determined by dividing the value of my account on December 31st of the previous year by my life expectancy, or by the joint life expectancy of me and my designated beneficiary, whichever applies.

Life expectancies are calculated from tables published by the IRS. The life expectancies of me and/or my spouse will be recalculated annually, unless I elect to use fixed life expectancies. (That election must be filed with you on or before the day my payments are required to start.) Life expectancy of any beneficiary other than my spouse is fixed at the time payments begin and then reduced one year per year thereafter.

If I have more than one IRA, the minimum amount must be calculated separately for each IRA. Those amounts are then added together. Under current IRS rules, I can satisfy the minimum distribution requirement by withdrawing the total amount from one IRA, or by spreading the amount among all my IRAs in any way I wish.

The distribution for the year in which I reach age 70-1/2 must be made not later than April 1st of the following year. Thereafter, the distribution for each year must be made by December 31st of that year. For example, if I reach age 70-1/2 in 1988, the distribution for 1988 must be made by April 1, 1989, and the distribution for 1989 must be made by December 31, 1989.

           WARNING: IF I DELAY MY DISTRIBUTION FOR THE YEAR
           I REACH AGE 70-1/2 UNTIL THE NEXT YEAR, I WILL RECEIVE TWO TAXABLE DISTRIBUTIONS IN THE SECOND YEAR. THIS CAN DOUBLE MY TAX LIABILITY IN THE SECOND YEAR. I MUST CONSIDER THIS IN DECIDING WHEN TO START MY DISTRIBUTIONS.

If payments are below the minimum amounts, a tax penalty must be paid. The penalty is 50% of the amount by which the minimum required to be distributed exceeds the amount actually distributed. It is my responsibility to make sure I request enough payments to avoid the penalty tax.

The IRS published special "transition rules" for calculated minimum distributions for 1985, 1986 and 1987. Those transition rules do not apply to distributions after 1987.

If I made a rollover or transfer to this IRA after I became subject to the minimum distribution rules and my designated beneficiary under the prior IRA or retirement plan had a shorter life expectancy than my beneficiary under this IRA, the amount rolled over or transferred may have to be held separately. The minimum distribution rules of the prior IRA or plan would continue to be used to calculate distributions from any such separate part of my IRA.

INCIDENTAL DEATH BENEFIT RULES

Beginning in 1989, the minimum required distributions from my IRA must also satisfy certain "incidental death benefit" rules. These rules will affect me only if I choose to use a joint and survivor life expectancy to calculate my distributions, my designated beneficiary is not my spouse, and the beneficiary is considerably younger than me. The IRS published a table showing the longest life expectancy number I can use at various ages.


PREMATURE DISTRIBUTIONS
----------------------------------------------------------------------------

A premature distribution is one made before I reach age 59-1/2, except in the case of:

*  Disability.

* Distributions in the form of substantially equal period payments over my life expectancy or the joint life expectancy of myself and my designated beneficiary.

*  Distributions to my beneficiary after I die.

DEFINITION OF DISABILITY

I will be considered disabled if I am unable to engage in any substantial gainful employment. My disability must be a medically determinable physical or mental impairment that is expected to result in death or to be of long-continued and indefinite duration.

PENALTY TAX ON PREMATURE DISTRIBUTIONS

There is a 10% penalty tax on premature distributions. The penalty tax is paid with my federal income tax return and is not deducted from the amount I withdraw from my IRA. There is no penalty tax on a premature distribution if the distribution is used to make a rollover contribution to another retirement program.

This penalty tax is in addition to any other penalties that may apply, such as an early withdrawal penalty when an investment is cashed in before its maturity. A premature distribution is also subject to regular income tax.

If I start a series of period payments before age 59-1/2 to avoid the penalty tax, the tax may be "recaptured" if I later change the schedule. This happens if I change the schedule before reaching age 59-1/2, unless I become disabled. If the payments start after age 54-1/2, the tax applies if I change the schedule within 5 years after payments started, even if I reach age 59-1/2 before the change is made.


EXCESS DISTRIBUTIONS
----------------------------------------------------------------------------

If I receive "excess" distributions from retirement programs during the year, there is a tax penalty equal to 15% of the excess. Distributions from my IRA are added to other retirement distributions I receive during the year to determine the amount of the excess distributions. However, certain distributions are not taken into account for this purpose, including distributions made after my death, distributions attributable to nondeductible contributions, or distributions that are not taxable because of a rollover.

If my total distributions for a year are less than $150,000, there is no penalty tax. If I receive a total of more than $150,000, the excess over $150,000 may be subject to the 15% penalty tax unless I qualify for certain exceptions in the law. The penalty tax will not be imposed on the part of the distribution which is attributable to the balance in my IRA on August 1, 1986 if I make a special election in accordance with IRS rules.

If I might receive excess distributions in a particular year, I should consult an attorney or tax adviser to determine the consequences.


TAXES ON IRA BENEFITS
----------------------------------------------------------------------------

When my benefits are distributed to me, they will usually be taxed as ordinary income in the year received. The favorable tax treatment of a lump-sum distribution from a qualified corporate or Keogh plan does not apply to distributions from an IRA.

If I made any nondeductible contributions, I have already paid taxes on them. The portion of benefits attributable to those contributions therefore will not be taxed again. In this case, each distribution from my IRA will consist of a taxable portion (return of deductible contributions, if any, and IRA earnings) and a nontaxable portion (return of nondeductible contributions).

As a result, I cannot receive a distribution that is entirely tax-free. The following formula is used to determine the non-taxable portion of my distributions for a year:


               Remaining
               Nondeductible                            Total
               contributions           X            distributions
               ------------------
               Year-end total IRA                   (for the year)
               account balances

                                         Non-taxable
                                     =   distributions
                                         (for the year)


To figure the year-end total IRA account balance, I treat all of my IRAs as a single IRA. This includes all regular IRAs, as well as Simplified Employer Pension (SEP) IRAs, and IRAs holding rollover contributions. I also add back the distributions taken during the year.

After I have made a contribution to my IRA, I can receive a refund of it without being subject to income taxes if all of the following requirements are met:

* The refund is received by the due date (including extensions) for my federal income tax return for the year in which the contribution was paid to my IRA

*  No tax deduction has been allowed for the contribution, and

* The refund includes all earnings attributable to the contribution (which are then treated is being earned and received by me in the year the contribution was made).

I can receive this type of refund even if the contribution was not an excess contribution. Even though the refunded contribution is not subject to income taxes, the returned earnings are taxable, and may also be subject to the 10% premature distribution excise tax if I am under age 59-1/2.

There are certain other very limited situations in which I can receive a refund after the due date for my tax return (including extensions) and not be subject to income taxes on the refund. These situations involve such things as very small excess contributions or rollovers based on erroneous information supplied to me by the plan that made the distribution. I should contact my tax advisor for the details before requesting a refund after the due date for my tax return.


ROLLOVER TO OTHER RETIREMENT ARRANGEMENTS
----------------------------------------------------------------------------

Under certain circumstances, I can postpone taxes on distributions I receive from my IRA by rolling them over, provided my rollover satisfies all the technical requirements of the Internal Revenue Code. However, required minimum distributions may not be eligible for this rollover treatment. Two general types of rollovers may be possible:


1. ROLLOVER TO ANOTHER IRA

Any distribution I receive from this IRA may be used as a rollover contribution to another IRA, individual retirement annuity (but not an endowment contract), or retirement bond if I satisfy the requirements of
Section 408(d)(3) of the Internal Revenue Code.

The amount of my distribution that I want to roll over must be paid into another plan within 60 days after I receive the distribution from you. I cannot make this rollover if I have made any other IRA rollover within the past 12 months.

If I have inherited this IRA, I may not make a rollover from it unless I am the surviving spouse of the person who established the IRA.

             WARNING: IF I AM REQUIRED TO TAKE MINIMUM IRA DISTRIBUTIONS FOR THE YEAR, I MUST MAKE SURE
             THAT THE REQUIREMENT IS SATISFIED. AMOUNTS ROLLED OVER OR TRANSFERRED FROM THIS IRA TO ANOTHER IRA
             WILL NOT COUNT TOWARD THAT REQUIREMENT.  I
             CAN SATISFY THE RULE BY TAKING THE REQUIRED
             DISTRIBUTION BEFORE I MAKE THE ROLLOVER OR TRANSFER, BY LEAVING ENOUGH MONEY IN THIS IRA TO WITHDRAW LATER, BY ROLLING OVER LESS THAN I RECEIVED FROM
             THIS IRA, OR BY WITHDRAWING THE NECESSARY AMOUNT FROM
             ANOTHER IRA.


2. ROLLOVER TO A RETIREMENT PLAN

If the entire amount in my IRA consists solely of a rollover of a "qualified total distribution" I received from certain types of retirement plans, and the earnings on the rollover contribution, I can make a rollover to another retirement plan.

A "qualified total distribution" is any of the following:

* A lump sum distribution in one year of my entire benefit from a qualified pension or profit sharing plan in which I participated. I must have received the distribution either after reaching age 59-1/2, or on account of terminating employment (providing I was not self-employed), or on account of disability (if I was self-employed).

* A distribution in one year of my entire benefit upon termination of such a plan.

* A lump sum distribution in one year of my entire benefit from a tax-sheltered annuity or custodial account under Section 403(b) of the Internal Revenue Code.

*  Any distribution of accumulated deductible employee contributions.

In order to make this type of rollover, all of the following requirements must be met:

*  The entire value of the IRA must be distributed to me.

* I must make the rollover within 60 days after I receive the distribution from the IRA.

* The rollover must go to a plan that is of the same type as the plan the money originally came from. (In other words, money that came from a 403(b) program can only go into another 403(b) program, etc.) Of course, the receiving plan must also permit rollover contributions to it.

The rollover can include all or only part of the money I received from my IRA. This type of rollover can be done even if I have made another rollover during the past 12 months.


PAYMENTS AFTER MY DEATH
----------------------------------------------------------------------------

If I die before receiving all the benefits due to me, the remainder will be paid to a beneficiary I designate. My beneficiary will be taxed on these benefits just as I would have been.

* If I die after the April 1st following the year I reach age 70-1/2 and I had already begun to receive periodic payments over a period not longer than my own life expectancy or the joint life expectancy of me and my beneficiary (whichever applies), then my beneficiary may choose to:

       *  continue receiving the payments according to my schedule;

       *  receive the benefits earlier; or

       *  receive the benefits in a lump sum.

* If I die before the April 1st following the year I reach or would have reached age 70-1/2, my beneficiary generally must withdraw all the funds from the account by December 31st of the year containing the fifth anniversary of my death. However:

       * If my beneficiary starts receiving payments by December 31st of the year following the year of my death, installments can be spread over my beneficiary's life expectancy.

       * If my beneficiary is my spouse, the start of installments can be postponed until December 31st of the year I would have reached age 70-1/2 (or until December 31st of the year following the year of my death, if later).

       * If my beneficiary is my spouse and my spouse dies before installments are required to begin, the time for subsequent payments will be determined as if my spouse had been the owner of my IRA.

* If my beneficiary is my spouse, my spouse may also choose to treat my IRA as his or her own after my death. This will happen automatically if my spouse is required to receive benefits within a certain period after my death but does not, or if my spouse makes a regular or rollover contribution to my account. My spouse will then have all the rights I have under this plan, and may make additional contributions if eligible to do so. This election may allow my spouse to postpone receipt of benefits beyond the usual deadlines for paying death benefits.

I may designate one or more contingent beneficiaries who will receive benefits if no primary beneficiary survives me. If I do not designate a beneficiary, or if none of my beneficiaries survive me, then my benefits will go to my surviving spouse, if any, or to my estate.

If my beneficiary survives me but dies before receiving all payments from my IRA, you will pay all the remaining balance to my beneficiary's estate in one lump sum. The only exceptions are if my spouse was my beneficiary and elected to treat my IRA as his or her own IRA, or if my beneficiary form specifically provides some other way to dispose of the remainder.

If several beneficiaries are entitled to benefits from my IRA after I die, it will be divided into separate accounts for each beneficiary. The distribution rules will then be applied separately to each beneficiary's benefit.


ESTATE TAXES
----------------------------------------------------------------------------

My IRA will be included in my estate for purposes of calculating federal estate taxes. (There is one exception to this rule. If I irrevocably elected a form of payment before July 18, 1984, and was receiving payments on December 31, 1984, part or all of my IRA might be excluded from my estate, depending on how my beneficiary receives payments.) My federal estate taxes may be increased if the value of my total retirement benefits (including my IRA) exceeds a level specified by the IRS.


GIFT TAXES
----------------------------------------------------------------------------

My IRA may be subject to federal gift taxes when I die if I have designated a beneficiary. However, the taxable gift might be offset by the inclusion of my IRA in my estate.



OTHER TERMS


NO LOSS OF BENEFITS
----------------------------------------------------------------------------

Except for penalties for early withdrawals from an investment and tax penalties for premature distributions and excess contributions, my interest in my IRA cannot be forfeited. There are no penalties if I fail to make contributions in any particular year or if I stop making contributions entirely.


ASSIGNING OR PLEDGING BENEFITS AS COLLATERAL
----------------------------------------------------------------------------

My IRA may not be transferred to someone else or used as collateral for a loan. If any amount is transferred or pledged, that amount will be treated as a distribution and will be included in my gross income for the year the loan or transfer occurs. Tax penalties for premature distribution may also apply.


PROHIBITED TRANSACTIONS
----------------------------------------------------------------------------

If I, or my beneficiary, engage in any transaction prohibited by Section 4975(c) of the Internal Revenue Code, then my IRA will lose its exemption from federal income taxes. All or some of the amount in my IRA will become taxable to me or to my beneficiary in the year of the prohibited transaction. Tax penalties for premature distribution may also apply.


TERMINATING THIS ACCOUNT
----------------------------------------------------------------------------

My IRA will terminate when all of the assets in the account have been distributed.


IRS APPROVAL
----------------------------------------------------------------------------

The form of this plan has been approved by the Internal Revenue Service. This approval applies only to its form, and is not a determination of the merits of the plan or the investment of any assets.

At various times, you may submit amendments to this IRA plan to the IRS in order to conform to changes in the tax laws or for other reasons. If the plan I adopt contains any amendments that have not yet been approved by the IRS, you will notify me of any modifications required by the IRS to maintain the favorable tax status of the plan.


MY REPORTING RESPONSIBILITIES
----------------------------------------------------------------------------

I must file IRS Form 5329 (Return for Individual Retirement Arrangement Taxes) with my federal income tax return for any year in which I must pay a penalty tax in connection with my IRA. I must report my IRA contributions on my Form 1040 each year. If I make nondeductible IRA contributions, I must file Form 8606 with my tax return. You will give me an annual statement of the status of my account.


STATE INCOME TAXES
----------------------------------------------------------------------------

I understand that state income tax laws on IRAs may differ from federal requirements. Some states may have delays in amending their tax laws to conform to federal rules. I will check for any provisions that affect my IRA.


LEGAL AND TAX ADVICE
----------------------------------------------------------------------------

I understand that you cannot give me advice on the tax consequences of establishing an IRA or making rollover contributions. TO OBTAIN SUCH ADVICE, I SHOULD CONTACT MY ATTORNEY OR OTHER TAX ADVISOR. You are not responsible for any tax consequences to me or to my beneficiary. Your responsibility is limited to the administration of my contributions in accordance with this IRA plan.


FEES
----------------------------------------------------------------------------

You are permitted to charge reasonable administrative and other fees. You will notify me of the fee schedule at the time I adopt the plan, or when you establish a fee schedule, if later. Any special expenses relating to administration of my IRA will also be charged against my IRA.


FURTHER INFORMATION
----------------------------------------------------------------------------

Further information about individual retirement plans in general may be obtained from any district office of the Internal Revenue Service.



GROWTH OF ACCOUNT


You cannot project or guarantee the value of my IRA. This is because the value will depend on which investments I choose and on the terms of those investments. When I choose a specific investment, you will give me any relevant information about how earnings on that investment are determined and credited to my IRA.

Some investments may have penalties for early withdrawal. If I choose an investment that has an early withdrawal penalty, you will give me a disclosure explaining the penalty. You will subtract any penalty for an early withdrawal from my IRA.

If you charge fees that may affect my IRA, you will give me a fee schedule. You will also notify me if the fee schedule changes. You will subtract any fees from my IRA, unless I pay the fees directly.

I should treat any separate information about specific IRA investments or any separate fee schedule that you give me as if it were part of this IRA Disclosure.



FINANCIAL INFORMATION


I may choose one or a combination of options for investing the funds in my IRA. Typical investments are time deposits and certificates of deposit, which are insured up to $100,000 by the FDIC, and which will earn interest at either a fixed or a variable rate. Depending upon the laws and regulations in effect when an investment is made, you may be able to offer me other options. However, investment in life insurance contracts or in certain "collectibles" (other than certain U.S.-minted gold and silver coins and any coins issued under the laws of any state) is not permitted.
Deposits cannot be commingled with other property (except in certain common trust funds or investment funds).


FIXED INTEREST RATES

With an investment earning interest at a fixed rate, the starting interest rate is guaranteed to remain in effect until the investment matures.

VARIABLE INTEREST RATES

With a variable rate, the interest rate may change over the term of the investment.

CHANGING INVESTMENTS AT MATURITY

I will be able to change from one type of investment to another on my investment's maturity date or within seven days after it. If I do not change my type of investment, you will automatically renew it for the same period.

My renewed investment will be on terms as close to those of my original investment as possible. The exception is the interest rate, which will be set at the rate you are currently offering on that type of investment.

If the same or a similar investment is no longer available from you when my investment matures, or if my investment is not renewable, you may hold my funds uninvested until I give you instructions for investment.

EARLY WITHDRAWAL PENALTIES

If my investment has a specified maturity date, I agree to keep my funds invested for that period. There may be a substantial penalty for early withdrawals, even if I am making the withdrawal to make a rollover contribution to another IRA. Early withdrawal penalties are withheld from the amount withdrawn. In addition, I may have to pay Internal Revenue Code penalties for premature distributions from my IRA.

Whenever I choose an investment, you will give me specific information on the maturity period, the interest rate, the rules on renewal and nonrenewal, or any applicable early withdrawal penalty.




INDIVIDUAL RETIREMENT PLAN



FORWARD

The Bank has promulgated this form of retirement plan for individuals which is intended to be an "individual retirement account" within the meaning of
Section 408(a) of the Internal Revenue Code. The terms of the Plan and related custodianship or trust agreement are set forth below. The Plan may be adopted by execution of the IRA Application.



ARTICLE I - DEFINITIONS
----------------------------------------------------------------------------

SEC. 1.1
PLAN. "Plan" means this retirement plan (including the IRA Application), as it may be amended from time to time.

SEC. 1.2
ACCOUNT. "Account" means the account maintained by the Bank to which contributions to the Plan are credited.

SEC. 1.3
BANK. "Bank" means the bank or trust company affiliated with Norwest Corporation that signed the IRA Application, and any successor duly appointed as provided in Sec. 5.4.

SEC. 1.4
BENEFICIARY. "Beneficiary" means the person or persons designated to receive any benefit payable under the Plan in the event of the Individual's death. The Individual may designate a Beneficiary and also may designate a contingent Beneficiary who shall become the Beneficiary in the event no primary Beneficiary survives the Individual. The Individual may alter or revoke any such designation without the consent of any Beneficiary previously named. To be effective, any such designation, alteration, or revocation must be in writing in a form acceptable to the Bank and must be filed with the Bank during the Individual's lifetime. If the Beneficiary is more than one person, the benefit shall be paid in equal shares to such persons who survive the Individual unless the Individual's beneficiary designation provides otherwise. If no beneficiary designation is on file with the Bank at the time of the Individual's death or if no Beneficiary survives the Individual, the Individual's Beneficiary shall be his spouse if then living, and if his spouse is not then living, then his estate. The Bank shall determine who is the Beneficiary in each case and its determination shall be conclusive on all parties in interest.

SEC. 1.5
COMPENSATION. "Compensation" means all compensation and earned income (as defined in Sections 219(f)(1) and 401(c)(2) of the Internal Revenue Code) includible in the Individual's gross income for federal income tax purposes for a Plan Year, including salary, wages, bonuses, overtime, and net earnings from self-employment to the extent such earnings constitute compensation for personal services actually rendered by the Individual. Compensation does not include any amount received as a pension or annuity or as deferred compensation, amounts derived from or received as earnings or profits from property (including, but not limited to interest and dividends), or amounts not includible in gross income. Net earnings from self-employment shall be reduced by the amount allowable as a deduction under Section 62(a)(6) of the Internal Revenue Code with respect to contributions on behalf of the Individual to a pension, profit sharing or annuity plan. Compensation includes any amount includible in the Individual's gross income under Section 71 of the Internal Revenue Code with respect to a divorce or separation instrument described in Section 71(b)(2)(A).

SEC. 1.6
INDIVIDUAL.  "Individual" means the individual adopting the Plan.

SEC. 1.7
INTERNAL REVENUE CODE. "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

SEC. 1.8
IRA APPLICATION. "IRA Application" means the agreement between the Individual and the Bank whereby the Individual has adopted the Plan and whereby the custodianship or trust has been created.

SEC. 1.9
PLAN YEAR. "Plan Year" means the taxable year of the Individual for federal income tax purposes, which will normally be the calendar year. The first Plan Year is the taxable year for which the Individual first contributes to the Plan.

SEC. 1.10
ROLLOVER CONTRIBUTION. A "Rollover Contribution" means a contribution of assets to the Account from a qualified employee benefit plan, a tax-sheltered annuity or custodial account, an individual retirement account, or an individual retirement annuity, which contribution meets the requirements for a rollover contribution under Sections 402(a)(5), 402(a)(7), 403(a)(4), 403(b)(8) or 408(d)(3) of the Internal Revenue Code, or a contribution under any other provision of the Internal Revenue Code which may from time to time permit rollover contributions to this Plan. Potential tax benefits are available if funds the Individual may receive as a qualified total distribution (i) from a qualified corporate pension or profit-sharing plan, or from a qualified H.R. 10 plan of a self-employed person or partnership in which the Individual participated as a common-law employee, or (ii) from an annuity contract or custodial account described in Section 403(b) of the Internal Revenue Code, are not mixed with each other or with any other contributions the Individual may make to an individual retirement plan. Therefore, the Individual anticipates that he or she will establish a separate individual retirement plan for the purpose of separately holding any such funds, although it is understood that the Individual is not required to do so.

SEC. 1.11
SEP PROGRAM. A "SEP Program" is a simplified employee pension program that meets the requirements of Section 408(k) of the Internal Revenue Code.



ARTICLE II - CONTRIBUTIONS
----------------------------------------------------------------------------

SEC. 2.1
AMOUNT. The Individual may contribute to the Plan for any Plan Year such amount as he may in his discretion determine, provided that the contribution shall not exceed the maximum contribution specified by the Internal Revenue Code for that Plan Year. To the extent the Individual's contribution exceeds the allowable deduction described in Section 219 of the Internal Revenue Code, the Individual may designate it as a nondeductible contribution in accordance with Section 408(o) of the Internal Revenue Code.

(a) Contributions for a particular year must be made no later than the time for filing the Individual's federal income tax return for that year (not including extensions). All contributions, other than Rollover
   Contributions, shall be made only in cash.

(b) The Bank will not accept any amount by which contributions, other than Rollover Contributions, exceed in the aggregate for a Plan Year the dollar limitations specified by the Internal Revenue Code for that Plan Year. The annual dollar limitations in effect for years beginning on or after January 1, 1984 for contributions to this Plan were $30,000 for employer contributions under SEP Programs and $2,000 for other contributions.

SEC. 2.2
VESTING. The Individual's right to amounts contributed to the Plan and to the benefits derived therefrom shall be nonforfeitable at all times.

SEC. 2.3
EXCESS CONTRIBUTIONS. The Individual may at any time notify the Bank that part or all of a contribution for a Plan Year is an excess contribution because the Individual exceeded the maximum amount allowable under the Internal Revenue Code as contributions for that year or because the contribution exceeded the maximum amount deductible under the Internal Revenue Code for the Plan Year and the Individual did not elect to treat the excess as a non-deductible contribution. Upon receipt of the Individual's request in writing designating the amount to be returned (including any earnings to be returned), the Bank will promptly return the requested amount to the Individual.

(a) The Individual understands that the amount of any contribution for a Plan Year, other than a Rollover Contribution, that exceeds the maximum contribution specified by the Internal Revenue Code for that Plan Year, plus any net income attributable to the contribution, generally must be returned on or before the date prescribed by law (including extensions) for filing the Individual's federal income tax return for such Plan Year in order to avoid an excise tax and other adverse tax consequences.

(b) Contributions shall be returned in cash.

(c) The Bank shall have no responsibility for determining whether any contribution is an excess contribution, whether any contribution is allowable as a deduction to the Individual, whether any contribution is a nondeductible contribution, whether any excess contribution is returned to the Individual in time to avoid any adverse tax consequences, or for notifying the Individual of any excess contribution. The Bank's responsibility is limited to the administration, in accordance with the terms of the Plan, of contributions actually received by it.



ARTICLE III - BENEFITS
----------------------------------------------------------------------------

SEC. 3.1
BENEFITS PAYABLE UPON REQUEST. The Bank shall distribute amounts in the Account to the Individual in whole or in part at any time and from time to time according to the methods of distribution described in Sec. 3.5 upon receipt of a written request from the Individual specifying the amount and manner of the distribution and the time or times when it is to be made. The Individual understands, however, that an additional tax of 10% of the amount of any distribution includible in his gross income made to him prior to age 59-1/2 will be imposed under Section 72(t) of the Internal Revenue Code unless such distribution is made on account of his disability or in the form of substantially equal periodic payments over his life expectancy or the joint life and last survivor expectancy of himself and his Beneficiary. A certain amount of interest on a time deposit-open account, a time certificate of deposit or other investment also may be forfeitable under the terms of that investment in the event of a withdrawal prior to maturity.
The Individual also understands that an additional tax will be imposed on certain retirement distributions, including distributions from this Plan, with respect to the Individual during a year to the extent they exceed the level specified in Section 4981A(c) of the Internal Revenue Code for that Plan Year.

SEC. 3.2
DISABILITY. The Individual is considered disabled for purposes of Sec. 3.1 if within the meaning of Section 72(m)(7) of the Internal Revenue Code, and the regulations issued thereunder he is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or to be of long-continued and indefinite duration. The Individual shall furnish the Bank such proof of such disability as may reasonably be requested by the Bank prior to any distribution under this Section.

SEC. 3.3
DEATH. The Beneficiary of a deceased Individual shall be entitled to receive benefits from the Account on request upon submission of appropriate proof of the death of the Individual.

SEC. 3.4
LIMITS ON METHODS OF DISTRIBUTION. Distributions shall be made in accordance with Section 401(a)(9) of the Internal Revenue Code and the regulations issued thereunder. Any distribution options are overridden to the extent they are inconsistent with Section 401(a)(9) of the Internal Revenue Code.

SEC. 3.5
METHODS OF DISTRIBUTION TO INDIVIDUAL. The Individual shall be paid benefits from the Account in such amounts as he may from time to time elect, subject to the following:

(a) The entire interest of the Individual shall be distributed to him or distributions in installments shall commence not later than April 1st following the calendar year in which he reaches age 70-1/2.

(b) Payments made to the Individual in installments shall be made over a fixed period selected by him not extending beyond the life expectancy of the Individual or the joint life and last survivor expectancy of the Individual and his designated Beneficiary. Such benefits shall be paid during such fixed period to the Individual during his lifetime and thereafter to his Beneficiary in installments not more frequently than monthly. However, the Individual may at any time elect to receive any remaining installments earlier or in a lump sum.

(c) If the Individual's entire interest is not distributed prior to the deadline prescribed in subsection (a), the aggregate annual payment under this section for each year beginning with the calendar year in which the Individual reaches age 70-1/2 shall not be less than the balance in the Account as of the close of business on December 31 of the preceding year divided by the life expectancy of the Individual or the joint life and last survivor expectancy of the Individual and his designated Beneficiary (whichever applies) determined as of the date specified in Sec. 3.9. If in any calendar year the amount distributed exceeds the minimum required, no credit will be given in subsequent years for such excess distribution. Distributions for the year in which the Individual reached age 70-1/2 shall be made by April 1st of the following year, and distributions for subsequent years shall be made by December 31 of such year.

(d) The Individual understands that there are substantial tax penalties if distributions have not commenced by April 1st following the calendar year in which he reaches age 70-1/2 and if installment payments are less than the minimum amount required by the Internal Revenue Code. If no election has been made by two business days before the April 1st following the calendar year in which the Individual reaches age 70-1/2, the Bank is authorized to distribute the entire amount in the Account in a single sum to the Individual as of that April 1st.

(e) Notwithstanding the foregoing, all distributions to the Individual for years beginning after 1988 shall comply with the requirements of IRS Regulation 1.401(a)(9)-2 requiring that at least 50 percent of the present value of the amount available for distribution will be paid within the life expectancy of the Individual.

SEC. 3.6
METHODS OF DISTRIBUTION TO BENEFICIARY. After the death of the Individual, any remaining benefits shall be paid as follows:

(a) If the Individual died after the April 1st following the year he reached age 70-1/2 and after commencing to receive benefits in installments under Sec. 3.5, any installments remaining unpaid at his death shall be paid to his Beneficiary pursuant to the election made by the Individual under that section; provided, however, that the Beneficiary may elect to receive the installments earlier or in a lump sum.

(b) If the Individual dies prior to the April 1st following the year he reached or would have reached age 70-1/2, his Beneficiary shall receive the entire undistributed Account by December 31 of the year containing the fifth anniversary of the Individual's death, subject to the following:

   (1) The Beneficiary may elect to receive distributions in installments (determined according to the method described in Sec. 3.5(c)) over a period not exceeding the Beneficiary's life expectancy, provided such election is filed with the Bank not later than December 31 of the year following the year of the Individual's death.

   (2) If the Beneficiary is the Individual's surviving spouse, installments pursuant to paragraph (1) over a period not exceeding the spouse's life expectancy may commence at any time prior to the later of December 31 of the year following the year of death or December 31 of the year the Individual would have reached age 70-1/2.

   (3) If a surviving spouse described in paragraph (2) dies before distributions begin, subsections (a) and (b) shall be applied as if the surviving spouse were the Individual.

   (4) A Beneficiary who has made an election under this subsection may thereafter elect to receive any payments earlier than otherwise due or in a lump sum.

   (5) If no election of distribution method is filed with the Bank prior to the date distributions would be required to begin under paragraphs (1) or (2), a Beneficiary who is the surviving spouse of the Individual will be deemed to have elected to be paid under paragraph (2) and any other Beneficiary will be deemed to have elected to be paid under the first sentence of this section.

   (6) If the Beneficiary is more than one person, separate sub-accounts shall be created to hold the benefit of each such person following the Individual's death, and this Article III shall be applied separately with respect to each such Beneficiary.

(c) If a Beneficiary dies after the Individual but prior to receiving the entire benefit to which the Beneficiary is entitled due to the Individual's death, any remaining benefit shall be paid to the Beneficiary's estate unless the Individual's beneficiary designation provides an alternate disposition. Except as provided in subsection
   (b)(3), any such remaining benefit shall be paid in a lump sum unless the Beneficiary had begun receiving installments pursuant to subsection
   (b)(1) or (2) prior to the Beneficiary's death. However, any distributions pursuant to this subsection must satisfy the requirements of subsection (b).

SEC. 3.7
ELECTION OF METHOD OF DISTRIBUTION.  The elections under Sections 3.5 and
3.6 shall be exercised by the Individual or Beneficiary on a form authorized by and filed with the Bank prior to the time the elector is to receive a benefit payment. Any such election shall be irrevocable after the date payments are required to begin under Sec. 3.5 or Sec. 3.6, except that the person entitled to payments may elect to receive them earlier or in a lump sum.

SEC. 3.8
INDIVIDUAL ELECTION BY CERTAIN BENEFICIARIES. A Beneficiary who is the surviving spouse of the Individual shall be entitled to elect that the benefit to which the Beneficiary is entitled upon the death of the Individual shall be placed in an Account in the name of the Beneficiary. Such election shall be made on a form authorized by and filed with the Bank, except that such election shall be deemed to have been made if the surviving spouse has not elected to commence distributions within the time required in Sec. 3.6(b), or if the spouse makes a regular IRA contribution to the Account or makes a Rollover Contribution to or from the Account. Upon such an election, the surviving spouse shall thereafter be treated as the Individual for purposes of this Plan, shall be entitled to designate his or her own Beneficiary, and may make additional contributions to this Plan if otherwise permitted by law. If the Beneficiary is not the surviving spouse of the Individual, no additional contributions or Rollover Contributions may be made to the Account following the Individual's death.

SEC. 3.9
DETERMINATION OF LIFE EXPECTANCIES.  Life expectancies for purposes of
Section 3.5 and 3.6 shall be calculated using the return multiples in IRS Regulation section 1.72-9.

(a) Initial life expectancies for purposes of Sec. 3.5 shall be determined using the attained ages of the Individual (and his oldest Beneficiary, if applicable) as of their birthdays in the calendar year the Individual reaches age 70-1/2.

   (1) If the Individual so elects, or if no election is made prior to the date payments are required to begin, the Individual's life expectancy (and the life expectancy of the Individual's spouse, if applicable) will be recalculated annually using their attained ages as of their birthdays in the year for which the minimum distribution is being determined.

     Alternatively, the Individual may elect to have his life expectancy
      (and the spouse's life expectancy, if applicable) determined for the year payments are required to commence and reduced one year per year thereafter. Separate elections may be made for computing the life expectancy of the Individual and the Individual's spouse.

   (2) The life expectancy of a designated Beneficiary who is not the spouse of the Individual will not be recalculated.

(b) The initial life expectancy for purposes of Sec. 3.6 shall be determined using the attained age of the Beneficiary as of the Beneficiary's birthday in the year distributions are required to commence.

   (1) If a Beneficiary who is the surviving spouse of the Individual so elects, or if no election is made by the spouse prior to the date payments to the spouse are required to begin, the spouse's life expectancy will be recalculated annually using the spouse's attained age as of the spouse's birthday in the year for which the minimum distribution is being determined.

   (2) If the Beneficiary is not the surviving spouse of the Individual, or if a Beneficiary who is the surviving spouse so elects, the Beneficiary's life expectancy determined for the year distributions are required to commence will be reduced by one year per year thereafter.

SEC. 3.10
PAYMENT OF SMALL ACCOUNTS. If any installment payment will cause the remaining balance in the Account to fall below $100 (or such other minimum amount that the Bank may establish from time to time), the Bank may distribute the balance of the Account in a single sum.

SEC. 3.11
FACILITY OF PAYMENT. The Bank may refuse to make payment to any person who is incapable under applicable state law for any reason of personally receiving and giving a valid receipt for such payment. Until claim is made for such payment by a duly appointed guardian, conservator or committee of such person, the Bank may make all or any part of such payment to any person, institution or agency in the judgment of the Bank contributing toward or providing for the care and maintenance of such person. To the extent payment is so made the Bank shall be fully discharged.

SEC. 3.12
NO PLEDGE OR TRANSFER OF BENEFITS. The benefits, rights, privileges, payments, proceeds, claims, or other interest of the Individual or his Beneficiary under the Plan shall not be transferable or subject to commutation, anticipation, pledge or encumbrance by the Individual or his Beneficiary.

SEC. 3.13
PROHIBITED TRANSACTIONS. The Individual understands that if he or his Beneficiary engages in a prohibited transaction within the meaning of
Section 4975(c) of the Internal Revenue Code, the Account may lose its exemption for federal income tax purposes, and all or a part of the assets of the Account (depending on the transaction engaged in) may be deemed distributed to the Individual, with potential tax and banking law penalties for premature distribution. A prohibited transaction includes a pledge of the Account to secure a loan and a loan from the Account to the Individual or a member of his family.



ARTICLE IV - ACCOUNT
----------------------------------------------------------------------------

SEC. 4.1
ACCOUNT. All contributions by the Individual in support of the Plan, together with all investments made therewith, the proceeds thereof and all earnings and accumulations thereon and the part thereof from time to time remaining, shall be held and administered by the Bank as a single Account, in accordance with the terms and provisions and subject to the conditions and limitations herein contained. The Bank shall hold the Account either as custodian or as trustee as specified in the IRA Application. The Bank may create such sub-accounts as may be needed from time to time to reflect investment options selected by the Individual.

SEC. 4.2
NO DIVERSION. At no time shall any part of the Account be used for or diverted to purposes other than for the exclusive benefit of the Individual or his Beneficiary.

SEC. 4.3
INVESTMENTS. Amounts in the Account shall be invested as the Individual shall direct in one or a combination of investments which are made available to such plans by the Bank from time to time, subject to the following:

(a) The Account may be invested in any securities or property, without limitation by any statute, rule of law, or regulation of any governmental body proscribing or limiting the investment of funds by corporate or individual trustees or custodians in or to certain kinds, types, or classes of investments or limiting the value or proportion of the Account's assets that may be invested in any one property or kind, type, or class of investment, other than the provisions of the Internal Revenue Code relating to individual retirement accounts.

(b) Without limiting the generality of subsection (a), the Account may be invested (1) in savings accounts, certificates of deposit, time deposit-open accounts or similar interest-bearing instruments issued by the Bank or its affiliates; (2) through any common or collective trust fund or common investment fund maintained by the Bank or any of its affiliates for the collective investment of such funds held by it in a fiduciary or custodial capacity; and (3) in self-directed investments through a brokerage option. The provisions of the document governing any such common or collective trust or investment fund as it may be amended from time to time shall govern any investment therein and are hereby made a part of this Plan. Permitted investments under a brokerage options may include, but are not limited to, preferred and common stocks and stocks of any other kind or class of any corporation; voting trust certificates; interests in investments trusts; bonds, notes, and debentures, secured or unsecured; mortgages on real or personal property; conditional sales contracts; and real estate and leases.

(c) Notwithstanding subsections (a) and (b), if the Bank is acting as custodian and the Bank has only limited trust powers under applicable state law, investments shall be limited to those investments allowed under state law.

(d) All investment directions by the Individual shall be in a form satisfactory to the Bank. Any direction by the Individual to purchase assets shall be deemed also a direction to retain such assets so purchased until a subsequent direction is given by the Individual directing the disposition of the assets. The Bank shall have no responsibility other than to comply with such directions and shall incur no liability to anyone for complying with any such directions. If the Individual fails to provide directions with respect to any cash held in the Account, such cash will be invested in a money market account or such other similar investment as may be designated by the Bank from time to time as the default investment for purposes of the investment option selected by the Individual.

(e) Following the Individual's death, each Beneficiary shall have the same rights to control the investment of the portion of the Account allocated to that Beneficiary as the Individual possessed prior to death.

(f) Notwithstanding the foregoing, if the Bank is acting as trustee, the Individual (or each Beneficiary following the Individual's death) may delegate to the Bank the discretionary authority to invest and reinvest the principal and interest of the Account in securities and properties authorized under subsections (a) and (b). The investments by the Bank under this subsection shall be made in the manner in which an ordinarily prudent person of discretion and intelligence who is a trustee of the property of others would invest as such trustee for trusts established for the same purposes as the trust under this Plan.

(g) No part of the Account may be invested in life insurance contracts or in "collectibles" (other than certain U.S.-minted gold and silver coins) as defined in Section 408(m) of the Internal Revenue Code. Assets in the Account will not be commingled with other property, except in a common trust fund or common investment fund.

(h) If this Plan is adopted as an amendment of a prior Plan, any investment directions under the prior Plan (including any provision delegating discretionary investment authority to the Bank as trustee) shall continue in effect until the Individual (or Beneficiary where applicable) files a different investment direction with the Bank.

SEC. 4.4
INFORMATION. The Individual agrees to provide the Bank with such information at such times as may be necessary to enable the Bank to prepare and file any reports required by the Internal Revenue Service or other governmental unit or agency. In case of a distribution to the Individual before age 59-1/2 other than due to disability pursuant to Sec. 3.2 or in the form of substantially equal periodic payments over his life expectancy or the joint life and last survivor expectancy of himself and his Beneficiary, the Individual agrees to furnish the Bank a written representation as to whether the Individual intends to make a "rollover contribution" of the amount distributed within the meaning of Section 408(d)(3) of the Internal Revenue Code.

SEC. 4.5
POWERS. The Bank shall have the right, power and authority to do each and every act and thing and to enter into and carry out each and every agreement with respect to the Account which may be necessary or advisable to discharge its responsibilities hereunder.

SEC. 4.6
COMPENSATION AND REIMBURSEMENT. The bank shall be entitled to receive reasonable compensation or fees for its services in such amount as may be established from time to time by the Bank, and to be reimbursed for all expenses reasonably incurred in the administration of the Account. Such compensation and expenses shall be paid from the Account if not paid by the Individual, but expenses solely attributable to or incurred in connection with the investment and reinvestment of the Account (such as brokerage, postage, express or insurance charges and stock transfer stamp expenses) shall be paid from the Account. The Bank shall have a lien on the Account for its compensation and expenses incurred in accordance with the foregoing.



ARTICLE V - CUSTODIAN OR TRUSTEE
----------------------------------------------------------------------------

SEC. 5.1
STATUS OF BANK. The Bank shall serve either as custodian under the Plan or as trustee of the Plan as specified in the IRA Application signed by the Individual. If this document is adopted as an amendment of a prior Plan, the Bank shall continue to serve in the same capacity as under the prior Plan unless the Individual and the Bank execute a new IRA Application changing the Bank's status.

SEC. 5.2
RESIGNATION. The Bank may resign as custodian or trustee at any time by giving at least 30 days prior written notice to the Individual or, in the event the Individual is not living, to the Beneficiary.

SEC. 5.3
REMOVAL. The Individual or, in the event the Individual is not living, the Beneficiary, may remove the Bank as custodian or trustee by written notice delivered to the Bank at least 30 days prior to the date such removal is to be effective.

SEC. 5.4
SUCCESSOR. In the event of the resignation or removal of the Bank as custodian or trustee, the Individual or the Beneficiary, as the case may be, shall appoint and designate a successor which shall have the same powers and duties as those conferred upon the Bank hereunder. If the Bank has resigned or been removed, it shall, upon the appointment and qualification of the successor, assign, transfer and set over to the successor the funds and properties then constituting the Account. No successor shall be in any way liable or responsible for anything done or omitted to be done prior to the date on which it becomes a successor, nor shall it be required to examine or question in any way the administration of the Account prior to its appointment.

SEC. 5.5
RECORDS AND REPORTS. The Bank shall keep accurate and detailed records of its administration of the Account and of all investments, receipts and disbursements and other transactions hereunder. All such records shall be open to inspection at all reasonable times by any person designated by the Individual. The Bank shall provide such annual reports to the Individual and others as are required by the Internal Revenue Code.

SEC. 5.6
LIMITATIONS ON LIABILITY. The Bank shall not incur any personal liability of any nature in connection with any act done or omitted to be done in good faith and with reasonable care and prudence in connection with the Plan, and the Bank shall be indemnified and held harmless by the Individual or from the Account, or both, from and against any and all claims of liability to which it shall be subjected by reason of any such act or conduct, as well as all expenses reasonably incurred in its defense.

SEC. 5.7
NOTICE BY BANK. Any notice, statement, report or other communication which the Bank is required or permitted to give the Individual shall be deemed given when sent by regular mail to the Individual at his last address shown on the records of the Bank.

SEC. 5.8
DEALINGS WITH BANK. No person (other than the Individual or a Beneficiary) dealing with the Bank shall be required to take cognizance of the provisions hereof, and any such person shall be entitled to conclusively assume that the Bank is properly authorized to do any act which it purports to do hereunder. Any person may conclusively assume that the Bank has full power and authority to receive and receipt for any money or property payable to the Account, and no such person shall be bound to inquire as to the disposition or application of any money or property paid to the Bank or in accordance with its written directions.



ARTICLE VI - AMENDMENT AND TERMINATION
----------------------------------------------------------------------------

SEC. 6.1
AMENDMENT BY INDIVIDUAL AND BANK. The Plan may be amended from time to time in any respect by a writing signed by the Individual and the Bank and filed with the Bank.

SEC. 6.2
AMENDMENT BY BANK. The Bank shall have the right to cause the Plan to be amended from time to time in any respect by giving written notice to the Individual of the amendment to be made, which notice shall set forth the text of such amendment and the date such amendment is to be effective. Such amendment shall take effect unless within the 30-day period after such notice is given, or within such longer period as the notice may specify, the Individual gives the Bank written notice of refusal to consent to the amendment.

SEC. 6.3
PROHIBITED AMENDMENT. Notwithstanding any other provisions of the Plan to the contrary, no amendment shall be effective if it shall cause any part of the Account to be used for or diverted to purposes other than for the exclusive benefit of the Individual and his Beneficiary.

SEC. 6.4
TERMINATION of the Plan. The Plan shall terminate when all amounts in the Account have been distributed. As provided in Sec. 3.1, the Individual may at any time direct distribution of amounts in the Account, subject to any applicable tax and banking law penalties.

                                LUTHERAN
                       (LOGO)   BROTHERHOOD
                                SECURITIES CORP.

                                625 Fourth Avenue South
                                Minneapolis, Minnesota  55415


             Sole distributor of the Lutheran Brotherhood Family of Funds




                THIS LITERATURE MUST BE PRECEDED OR ACCOMPANIED
                          BY A PROSPECTUS OF THE FUNDS.

                  LUTHERAN
         (LOGO)   BROTHERHOOD
                  SECURITIES CORP.

                                             -------------------------------
                                                SELF-DIRECTED IRA ROLLOVER
                                             -------------------------------


----------------------------------------------------------------------------
WAIVER ELECTION

To preserve your right to roll over your Rollover IRA Account into a qualified plan (for example, your next employer's qualified plan), you must not make accumulation contributions to your "Rollover IRA," nor can you deposit a lump-sum distribution into an account which has been utilized as an "Accumulation IRA".

However, if you desire to have only one Individual Retirement Account with the understanding that you will not be able to roll over any portion of this account to a qualified plan (even the portion that represents your original rollover), you may, by signing the Waiver below, elect to treat this account as an Accumulation IRA.

I have been informed by Norwest Bank Minnesota, N.A. that, in order to preserve the right to roll over the distribution which I receive from a qualified plan, I must set up two separate Individual Retirement Accounts. One such account would consist only of those funds rolled over from the qualified plan, together with interest on those funds. The other account would consist of my annual contributions to an Accumulation IRA.

I understand that if I make any contributions to the funds rolled over from a qualified plan, or otherwise commingle rollover amounts with accumulation amounts, I will have relinquished the right to ultimately roll over the funds distributed to me to another qualified plan. Norwest Bank Minnesota, N.A. has fully advised me of the implications of my decision, and it is my decision to establish only one Individual Retirement Account. My waiver is a knowing and intentional one, and I hereby release and hold harmless Norwest Bank Minnesota, N.A. from any liability for any loss, damage or injury which I may sustain as a result of my election not to establish two separate Individual Retirement Accounts.



--------------------------------            --------------------------------
Client's Signature                          Witness


--------------------------------            --------------------------------
Date                                        Date



----------------------------------------------------------------------------



                       ASSETS INCLUDED IN THE ROLLOVER

NOTE: Please identify the assets you are including in this rollover. This listing is for our information purposes only, and will not initiate any action by LBSC.


CASH, CERTIFICATES OF DEPOSIT, SAVINGS ACCOUNT
----------------------------------------------------------------------------
                BALANCE     NAME OF INSTITUTION     ACCOUNT NO.   MAT. DATE
             ---------------------------------------------------------------

                --------    --------------------     -----------   ---------

                --------    --------------------     -----------   ---------

                --------    --------------------     -----------   ---------

----------------------------------------------------------------------------
                I understand I must liquidate my Certificate of Deposit and I am responsible for any early withdrawal penalties.


STOCKS, BONDS, GOV'T ISSUES, MUTUAL FUNDS, LIMITED PARTNERSHIP
----------------------------------------------------------------------------
            NO. OF SHARES         COMPLETE NAME OF ISSUE          CUSIP NO.
         -------------------------------------------------------------------

            -------------    ---------------------------------   -----------

            -------------    ---------------------------------   -----------

            -------------    ---------------------------------   -----------

            -------------    ---------------------------------   -----------

            -------------    ---------------------------------   -----------

            -------------    ---------------------------------   -----------

            -------------    ---------------------------------   -----------

            -------------    ---------------------------------   -----------

----------------------------------------------------------------------------

I have notified my current custodian to rollover the above assets to my Self-Directed IRA at Lutheran Brotherhood Securities Corp.


I understand securities (excluding Massachusetts Financial Services Mutual Funds) will be held in my discount brokerage account, and will be subject to Wall Street Investor Services' fee structure.



---------------------------        -----------------------------------------
Date                               Client's Signature

                    LUTHERAN
           (LOGO)   BROTHERHOOD
                    SECURITIES CORP.

                                                   -------------------------
                                                      DISTRIBUTION REQUEST
                                                      SELF-DIRECTED IRA
                                                   -------------------------


All outstanding fees will be deducted prior to this distribution.


----------------------------------------------------------------------------
A.

1. Client Name
              -----------------------------------------------------------


   Social Security Number
                          -----------------------------------


2. I HEREBY REQUEST A:  //  TOTAL DISTRIBUTION      //  PARTIAL DISTRIBUTION

                        //  PERIODIC DISTRIBUTION (Please complete Account
                                                   Privileges Application
                                                   SC 482)


----------------------------------------------------------------------------
B.    ASSETS TO BE DISTRIBUTED


LUTHERAN BROTHERHOOD FAMILY OF FUNDS
----------------------------------------------------------------------------
                NO. OF SHARES OR   DOLLAR AMOUNT   FUND NAME/ACCOUNT NUMBER
             ---------------------------------------------------------------

                ----------------   -------------   -------------------------

                ----------------   -------------   -------------------------

                ----------------   -------------   -------------------------

                ----------------   -------------   -------------------------

----------------------------------------------------------------------------


MASS. FINANCIAL SERVICE MUTUAL FUND
----------------------------------------------------------------------------

                ----------------   -------------   -------------------------

                ----------------   -------------   -------------------------

                ----------------   -------------   -------------------------

                ----------------   -------------   -------------------------

                ----------------   -------------   -------------------------

----------------------------------------------------------------------------


BROKERAGE ACCOUNT ASSETS
----------------------------------------------------------------------------
                                    I understand I am responsible for
                                    liquidation of brokerage account assets,
                 NO. OF SHARES      by placing all trades through Lutheran
                                    Brotherhood Securities Corp. at
                                    1-800-421-3997 or locally 612-339-3596.
              --------------------------------------------------------------

                 -------------     -----------------------------------------

                 -------------     -----------------------------------------

                 -------------     -----------------------------------------

                 -------------     -----------------------------------------

----------------------------------------------------------------------------


LIMITED PARTNERSHIPS
----------------------------------------------------------------------------
                                   NON-PUBLICLY TRADED LIMITED PARTNERSHIPS:
                                   I understand I am responsible for
                 NO. OF UNITS      their liquidation.
              --------------------------------------------------------------

                 ------------      -----------------------------------------

                 ------------      -----------------------------------------

                 ------------      -----------------------------------------

                 ------------      -----------------------------------------

----------------------------------------------------------------------------



----------------------------------------------------------------------------
C.    PAYEE INSTRUCTIONS

      * Check will be made payable to shareholder of record unless otherwise indicated.

      * Signature Guarantee required if payable to other than shareholder of record or beneficiary.



----------------------------------------------------------------------------
Name(s)


----------------------------------------------------------------------------
Street


----------------------------------------------------------------------------
City                               State                         Zip


SIGNATURE(S) GUARANTEED BY:


                                         /
---------------------------------------   ---------------------------------
Name of Firm                               Authorized Signature/Title

*The Signature Guarantee must be by an officer of a commercial bank, savings and loan, trust company, credit union, or a securities broker, dealer, exchange, association or clearing house.

NOTE: Notarization by a Notary Public is not acceptable.


                   EXPLANATION OF SIGNATURE GUARANTEE

The requirement of a Signature Guarantee is standard in the securities business. Its chief purpose is to authenticate your signature. The guarantee also carries with it certain statutory warranties which are relied upon by our transfer agent, Lutheran Brotherhood Securities Corp. Only a person which has been formally authorized to do so may execute a Signature Guarantee on behalf of his firm.


----------------------------------------------------------------------------
D. NOTICE OF WITHHOLDING ON DISTRIBUTIONS OR WITHDRAWALS FROM A LBSC TAX-DEFERRED PLAN.

The distribution you receive from your Lutheran Brotherhood Self-Directed IRA is subject to federal income tax withholding unless you elect not to have withholding apply. Withholding will be at the rate of 10% of your total distribution unless you elect otherwise.

If you elect not to have withholding apply to your distribution, or if you do not have enough federal income tax withheld from your distribution you may be responsible for payment of estimated tax rules if your withholding and estimated tax payments are not sufficient.


I ELECT:       //   not to have Federal Income Tax Withheld

               //   to have Federal Income Tax Withheld


Failure to make an election will result in withholding.


Shareholder's Age               Birthdate    /    /
                                         ---- ---- ----

If I am under the age of 59 1/2 I understand the IRS may impose a penalty upon the early withdrawal of tax deferred money.


I HAVE READ ALL THE AFOREMENTIONED STATEMENTS AND AUTHORIZE THE DISTRIBUTION AND WITHHOLDING ELECTION.


THE SIGNATURE MUST CORRESPOND IN EVERY PARTICULAR,
WITHOUT ALTERATION, WITH THE NAME AS PRINTED ON
YOUR ACCOUNT STATEMENT.


                 ------------------------------------------    -------------
                 Signature(s)/Title(s                          Date


MAIL TO: LUTHERAN BROTHERHOOD SECURITIES CORP.,
         BOX 310, MINNEAPOLIS, MN  55440-9188.


IF YOU HAVE ANY QUESTIONS, PLEASE CONTACT YOUR LUTHERAN BROTHERHOOD REGISTERED REPRESENTATIVE OR CALL OUR OFFICE TOLL-FREE.

                   LUTHERAN
          (LOGO)   BROTHERHOOD
                   SECURITIES CORP.

                                                       ---------------------
                                                          SELF-DIRECTED IRA
                                                              TRANSFER FORM
                                                       ---------------------


INSTRUCTIONS: To transfer an existing plan from another custodian, complete this authorization form and your Self Directed IRA Application Adoption Agreement and forward to Lutheran Brotherhood Securities Corp.




----------------------------------------------------------------------------
Current Trustee/Custodian


----------------------------------------------------------------------------
Street Address                 City                  State            ZIP


RE:
    -------------------------           ------------------------------------
         Account Number                            Client's Name


I have established an Individual Retirement Account with Lutheran
Brotherhood Securities Corp and wish to terminate administration of the above-mentioned retirement account with you. Please transfer my account in accordance with the following instructions.



      I HEREBY REQUEST A:   //  TOTAL TRANSFER     //  PARTIAL TRANSFER


----------------------------------------------------------------------------
                         ASSETS TO BE TRANSFERRED

            All assets to be transferred must be listed individually below. Please attach copies of account statements showing assets to be transferred


CERTIFICATES OF DEPOSIT SAVINGS ACCOUNT
----------------------------------------------------------------------------
             BALANCE  NAME OF INSTITUTION  ACCOUNT NO.  MAT. DATE  LIQUIDATE
             ---------------------------------------------------------------
                                                                       //
             -------  -------------------  -----------  ---------  ---------
                                                                       //
             -------  -------------------  -----------  ---------  ---------
                                                                       //
             -------  -------------------  -----------  ---------  ---------

----------------------------------------------------------------------------
             I understand that an early withdrawal penalty may be assessed if I request the premature liquidation of a certificate of deposit and agree to accept the penalty.


STOCKS
----------------------------------------------------------------------------
   NO. OF SHARES  COMPLETE NAME OF ISSUE  LIQUIDATE  RE-REGISTER  CUSIP NO.
  --------------------------------------------------------------------------
                                             //          //
   -------------  ----------------------  ---------  -----------  ----------
                                             //          //
   -------------  ----------------------  ---------  -----------  ----------
                                             //          //
   -------------  ----------------------  ---------  -----------  ----------

----------------------------------------------------------------------------


BONDS GOV'T ISSUES
----------------------------------------------------------------------------
NO OF SHARES MAT. DATE COMPLETE NAME OF ISSUE LIQUIDATE RE-REGISTER CUSIP NO
----------------------------------------------------------------------------
                                                  //         //
-----------  --------  ---------------------  --------  ----------  --------
                                                 //         //
-----------  --------  ---------------------  --------  ----------  --------
                                                 //         //
-----------  --------  ---------------------  --------  ----------  --------

----------------------------------------------------------------------------


MUTUAL FUNDS
----------------------------------------------------------------------------
   NO. OF SHARES   COMPLETE DESCRIPTION   LIQUIDATE       RE-REGISTER
   -------------------------------------------------------------------------
                                              //               //
   -------------  ---------------------   ---------    ---------------------
                                              //               //
   -------------  ----------------------  ---------    ---------------------
                                              //               //
   -------------  ----------------------  ---------    ---------------------

----------------------------------------------------------------------------


LIMITED PARTNERSHIPS
----------------------------------------------------------------------------
   NO. OF UNITS   COMPLETE DESCRIPTION  LIQUIDATE  RE-REGISTER   CUSIP NO.
----------------------------------------------------------------------------
                                            //          //
   -------------  --------------------  ---------  -----------  ------------
                                            //          //
   -------------  --------------------  ---------  -----------  ------------
                                            //          //
   -------------  --------------------  ---------  -----------  ------------

----------------------------------------------------------------------------


I certify that this is an accurate and complete listing of all assets I wish to transfer.

I ACKNOWLEDGE:

   Norwest Bank, Minnesota, N.A. reserves the right to review all assets being transferred prior to final acceptance as Custodian of this account.

   I am informed that penalties may be incurred due to the premature liquidation of any assets listed above.


AGE 70 1/2 RESTRICTIONS: I have instructed my current Custodian to process any required minimum distributions prior to the transfer.


I UNDERSTAND SECURITIES (EXCLUDING MASSACHUSETTS FINANCIAL SERVICES MUTUAL FUNDS, AND NONPUBLICLY TRADED LIMITED PARTNERSHIPS) WILL BE HELD IN A DISCOUNT BROKERAGE ACCOUNT ASSIGNED TO ME, AND WILL BE SUBJECT TO WALL STREET INVESTOR SERVICES' FEE STRUCTURE.



---------------------------------------------------------   ----------------
Client's Signature                                          Date



                    INSTRUCTIONS FOR RESIGNING CUSTODIAN


All eligible securities should be transferred via the institutional delivery system to Wall Street Investor Services clearing through Alex Brown and Sons. Please reference the client's name and Lutheran Brotherhood Securities Corp. brokerage account number.


Client Name
           -----------------------------------------------------------------


Brokerage Account Number
                         ---------------------------------------------------



----------------------------------------------------------------------------
DTC DELIVERY INSTRUCTIONS:


Complete the enclosed Alex Brown and Sons Transfer Instructions and return with this form

Lutheran Brotherhood Securities Corp
P.O. Box 310
Minneapolis, MN  55440-9180


ADDRESS PHYSICAL DELIVERIES TO:

Wall Street Investor Services
ATTN:  DDBS, 25th Floor
17 Battery Place
New York, NY 10004

Reference client name and brokerage account number


CASH, NON-PUBLICLY TRADED LIMITED PARTNERSHIPS AND OTHER PAPERWORK:

Lutheran Brotherhood Securities Corp
P.O. Box 310
Minneapolis, MN  55440-9180


(Checks must be payable to LUTHERAN BROTHERHOOD SECURITIES CORP.
and reference client name, brokerage account number.)


----------------------------------------------------------------------------
(TO BE COMPLETED BY NORWEST BANK OF MINNESOTA, N.A.)


----------------------------------------------------------------------------

----------------------------------------------------------------------------

----------------------------------------------------------------------------


----------------------------------------------------------------------------


ACCEPTANCE: Norwest Bank of Minnesota, N.A. has established an Individual Retirement Account for the above-named client and agrees to accept the assets of the above-named plan. Should you have any questions or require further direction regarding this transfer, please contact Lutheran Brotherhood Securities Corp. at (800)421-3997 or (612)339-3596.



Authorized Signature:                                    Date
                     -----------------------------------     ---------------

   (LOGO)   LUTHERAN
            BROTHERHOOD
            SECURITIES CORP.

            625 Fourth Avenue South
            Minneapolis, Minnesota  55415


                                      LUTHERAN BROTHERHOOD SECURITIES CORP.
                                             SELF DIRECTED IRA FEE SCHEDULE


CUSTODIAN FEES


Plan Establishment Fee...................................................$25

Annual Maintenance Fee...................................................$40

Termination, Rollover or Transfer to Successor Custodian
   (waived for persons aged 70 1/2 or disabled)..........................$60

Transactions Requiring Custodian Processing:
   Sale, Transfer or Registration of Other Mutual Funds
   (does not apply to transactions within the SDI plan)..................$10

Purchase, Sale, Transfer or Re-registration of
   a limited partnership, etc. ..........................................$15

Returned Checks..........................................................$25


*The $40 annual maintenance fee will be deducted from your SDI plan in December unless prepaid by a separate check. If your account balance is less than $40, you will be billed for this fee.



         DISCOUNT BROKERAGE SERVICE FEES - RETAIL COMMISSION RATES*

  Clearing through Alex Brown & Sons, Inc.  Member New York Stock Exchange
                and Securities Investor Protection Corp.


STOCKS
----------------------------------------------------------------------------

      DOLLAR AMOUNT                 RATE                      MIN/MAX
      -------------                 ----                      -------
      Under - $ 10,000      $27.50 +.0092 of $ amount
    $10,000.01 - $25,000    $27.50 +.0066 of $ amount
    $25,000.01 - $50,000    $27.50 +.0050 of $ amount   Minimum $41.23/trade
    $50,000.01 - $100,000   $27.50 +.0036 of $ amount    Maximum. 50/share
   $100,000.01 - $200,000   $27.50 +.0033 of $ amount
   $200,000.01 - and over   $27.50 +.0028 of $ amount


BOND (1 BOND = $1,000 FACE VALUE)
----------------------------------------------------------------------------

      DOLLAR AMOUNT                 RATE                      MIN/MAX
      -------------                 ----                      -------
    1st - 24th bonds        $27.50 + $3.30 per bond     Minimum $41.25/order
   25th bond and over       $2.20 per additional bond

*RATES ARE SUBJECT TO CHANGE,


HANDLING CHARGE:
ALEX BROWN & SONS, INC., ASSESSES A $1.50 HANDLING CHARGE PER TRADE.
----------------------------------------------------------------------

                       Commission Examples on Back


        COMMISSION EXAMPLES (MINIMUM COMMISSION OF $41.25 ON ALL TRADES)


STOCKS
----------------------------------------------------------------------------

Once the minimum trade rate of $41.25 has been met, the rate charged is the lesser of the appropriate formula or $.50/share.


100 shares @ $60 per share = $6,000
$6,000.00 x .0092 = $55.20 + 27.50 = $82.70
100 shares x .50 per share = $50,000 maximum commission
COMMISSION CHARGE WOULD BE $50.00


500 shares @ $60.00 per share = $30,000
$30,000.00 x .0050 = 150.00 + 27.50 = $177.50
500 Shares x .50 Per Share = $250.00 maximum commission
COMMISSION CHARGE WOULD BE $177.50


BONDS
----------------------------------------------------------------------------

$10,000 Face Value Corporate Bond = $27.50 + ($3.30 x 10) = $ 60.50
$30,000 Face Value Corporate Bond = $27.50 + ($3.30 x 24) +
                                             ($2.20 x  6) = $119.90

                                SELF-DIRECTED IRA
                         APPLICATION/ADOPTION AGREEMENT




                                   LUTHERAN
                          (LOGO)   BROTHERHOOD
                                   SECURITIES CORP.

                           THE ADVANTAGES OF OWNING A

                     LUTHERAN BROTHERHOOD SELF-DIRECTED IRA



*  INVESTMENT OPTIONS
   Want your IRA invested in the stocks or bonds of America's finest corporations? High-yielding securities? U.S. government securities? Money market instruments? With the Lutheran Brotherhood Self-Directed IRA, the choice is yours. You can also choose the way you want to invest -- through individual securities, mutual funds or limited partnerships.


*  FLEXIBILITY
   You can invest your IRA dollars in a variety of investments. The investments you choose depend on your objectives and risk temperament. Plus, you're free to move your IRA dollars as your objectives change.


*  TAX-DEFERRED EARNINGS
   In addition to the performance and earnings of your IRA investment portfolio, you also enjoy the advantage of sheltering your earnings from federal taxes*.


*  ACCOUNT UPDATES
   We confirm your investments by sending you quarterly account updates to track your IRA. Annual statements summarize the year's account activity.


*  PERSONAL SERVICE
   When you make an investment, it's nice to know that you can get personal service. That's why we have more than 1,700 registered representatives across the country to answer your questions. And, if you want, you can call us toll-free at 1-800-421-3997. Locally, call (612) 339-3596.


*Distributions are subject to tax when withdrawn.


---------------------------------------------------------------------------

                 LUTHERAN BROTHERHOOD SECURITIES CORP.

                 SELF-DIRECTED IRA INVESTMENT OPTIONS



THE LUTHERAN BROTHERHOOD
FAMILY OF FUNDS*:
   LB Opportunity Growth Fund, Inc.
   LB Fund, Inc.
   LB High Yield Fund, Inc.
   LB Income Fund, Inc.
   LB Money Market Fund


DISCOUNT BROKERAGE SERVICE*
   If you prefer to own individual stocks or bonds as part of your self-directed IRA, you can buy and sell stocks and bonds through LBSC's discount brokerage service. The commission rates charged are less than those of a full-cost broker.


OTHER MUTUAL FUNDS
   A variety of other mutual funds are also available for your Self-Directed
   IRA.


LIMITED PARTNERSHIPS
   Various limited partnership programs are available for your Self-Directed
   IRA.


*For a free prospectus containing more complete information about the Lutheran Brotherhood Family of Funds, including charges and expenses, contact your local registered representative or Lutheran Brotherhood Securities Corp., 625 Fourth Avenue S., Minneapolis, MN 55415, or call 1-800-328-4552.

             SELF-DIRECTED IRA APPLICATION/ADOPTION AGREEMENT

                     PLEASE PRINT USING BLACK INK ONLY


----------------------------------------------------------------------------
I.       INDIVIDUAL
----------------------------------------------------------------------------


----------------------------------------------------------------------------
Name

----------------------------------------------------------------------------
Street Address                                           Apt. No. if any


----------------------------------------------------------------------------
City                               State                       Zip Code


Social Security Number:
                        ----------------------------------------------------


Gender:   //  Male      //  Female            Birth Date:
                                                          ------------------


Marital Status:   //  Married      //  Single


Day Phone:                             Evening Phone:
           -----------------------                    ----------------------


----------------------------------------------------------------------------
II.      ACCOUNT TYPE
----------------------------------------------------------------------------

//  Regular IRA

//  Spousal IRA (A SPOUSAL ACCOUNT AGREEMENT MUST BE ATTACHED SC55)

//  Simplified Employee Pension Plan (SEP)
       (ATTACH A SEP AGREEMENT 1627-52)

//  Transfer of existing IRA directly from previous Custodian or Trustee
       (SEPARATE SELF-DIRECTED IRA TRANSFER FORM MUST BE ATTACHED)

//  IRA Rollover
       (IF SECURITIES ARE INCLUDED, OR THIS IRA WILL COMBINE ROLLOVER & REGULAR CONTRIBUTIONS, ATTACH SELF-DIRECTED IRA ROLLOVER FORM)


----------------------------------------------------------------------------
III.      CONTRIBUTION INFORMATION
----------------------------------------------------------------------------

Indicate fund and amount of contribution. (Make check payable to Lutheran Brotherhood Securities Corp. In addition to your contribution, include a one-time establishment fee of S25.)


CONTRIBUTION YEAR                                  // 19      // 19
                                                        ---        ---

//   LB Opportunity Growth Fund, Inc.                  $
                                                         -------------------

//   LB Fund. Inc.                                     $
                                                         -------------------

//   LB High Yield Fund, Inc.                          $
                                                         -------------------

//   LB Income Fund, Inc.                              $
                                                         -------------------

//   LB Money Market Fund *                            $
                                                         -------------------

IF YOU WISH TO INCLUDE AN EXISTING LB FAMILY OF FUNDS IRA ACCOUNT IN YOUR SDI PLAN, PLEASE LIST THE ACCOUNT NUMBER(S):

//   LB Opportunity Growth Fund, Inc.
                                                        --------------------

//   LB Fund. Inc.
                                                        --------------------

//   LB High Yield Fund, Inc.
                                                        --------------------

//   LB Income Fund, Inc.
                                                        --------------------

//   LB Money Market Fund *
                                                        --------------------

*IF A LUTHERAN BROTHERHOOD MONEY MARKET FUND ACCOUNT IS NOT ALREADY INCLUDED IN THE SDI PLAN, ONE WILL BE ESTABLISHED TO SERVE AS THE CASH ACCOUNT.


----------------------------------------------------------------------------
IV.      SCHEDULE OF CUSTODIAN FEES
----------------------------------------------------------------------------

For establishment fee, see the enclosed schedule, form SC506.


----------------------------------------------------------------------------
V.      INITIAL DESIGNATION OF BENEFICIARY(IES)
----------------------------------------------------------------------------

As primary beneficiary:


----------------------------------------------------------------------------
Name


----------------------------------------------------------------------------
Relationship


---------------------------------------------         ----------------------
Social Security Number                                      Birth Date

As contingent beneficiaries (if the primary beneficiary should fail to survive me):


----------------------------------------------------------------------------
Name


----------------------------------------------------------------------------
Relationship


---------------------------------------------         ----------------------
Social Security Number                                     Birth Date


----------------------------------------------------------------------------
Name


----------------------------------------------------------------------------
Relationship


---------------------------------------------         ----------------------
Social Security Number                                     Birth Date


   I UNDERSTAND THE ENTIRE DEATH BENEFIT UNDER THIS IRA WILL BE PAID TO THE PRIMARY BENEFICIARY(IES) WHO SURVIVE ME IN EQUAL SHARES (UNLESS DIFFERENT PERCENTAGES ARE DESIGNATED ABOVE). IF NO PRIMARY BENEFICIARY SURVIVES ME, THE ENTIRE BENEFIT WILL BE PAID TO THE CONTINGENT BENEFICIARY(IES) WHO SURVIVE ME IN EQUAL SHARES (UNLESS DIFFERENT PERCENTAGES ARE DESIGNATED ABOVE). IF NO PRIMARY BENEFICIARY SURVIVES ME, THE ENTIRE BENEFIT WILL BE PAID ACCORDING TO THE TERMS OF THE IRA PLAN. I MAY CHANGE THIS BENEFICIARY SELECTION AT ANY TIME WITHOUT THE CONSENT OF ANY PERSON NAMED AS BENEFICIARY. NEITHER THIS SELECTION NOR ANY FUTURE CHANGE OF BENEFICIARY WILL BE EFFECTIVE UNLESS FILED WITH YOU BEFORE MY DEATH.
   THIS BENEFICIARY SELECTION AND ALL RIGHTS TO BENEFITS UNDER THIS IRA ARE GOVERNED BY THE TERMS OF THE IRA PLAN, AS IT MAY BE AMENDED FROM TIME TO TIME.

   Note: If you are married and live in a community property state or if you accumulated your IRA assets while living in a community property state, your IRA may be subject to community property laws. If so and you wish to name a primary beneficiary other than your spouse, spousal consent may be required and your spouse should sign the consent below. Consult your attorney regarding the effectiveness of consent in your state. Spousal consent alone may not be sufficient to save community property rights in your state.


SPOUSAL CONSENT

I agree with my spouse in naming a primary beneficiary other than myself. I also acknowledge that I shall have no claim against the trustee for any payment to my spouse's named beneficiary.


---------------------------------       ------------------------------------
Name                                    Signature


----------------------------------------------------------------------------
VI.     CUSTODIAN ACCEPTANCE (FOR CUSTODIAN ONLY)
----------------------------------------------------------------------------

We accept appointment as Trustee in accordance with the terms and conditions of the Custodial Agreement.

                                            Custodian
                                   NORWEST BANK MINNESOTA, N.A.


------------------------------------------------------        --------------
Signature                                                     Date


----------------------------------------------------------------------------
VII.     FINANCIAL SUITABILITY INFORMATION
----------------------------------------------------------------------------

The following information IS REQUIRED to determine the suitability of the investment chosen. It's strictly confidential and for Home Office use only.


OWNER OCCUPATION:
                  ----------------------------------------------------------

Employer's Name:
                 -----------------------------------------------------------

Employer's Address:
                    --------------------------------------------------------


TAXABLE INCOME:

//   Under $15,000                       //   $75,000 - $149,999

//   $15,000 - $49,999                   //   Over $150,000

//   $50,000 - $74,999


ESTIMATED TAX BRACKET:                        %
                        ----------------------


INVESTMENT TIME HORIZON:

//   Short-Term (0-3 yrs)           //   Long-Term (3+ yrs)


PRESENT FINANCIAL ASSETS:  (include amount being invested)

Savings:          $
                   --------------

Mutual Funds:     $
                   --------------

Bonds:            $
                   --------------

Stocks:           $
                   --------------

Residence:        $
                   --------------

Business:         $--------------

Other:            $--------------

Debt
Obligations:     ($              )
                   --------------

Net Worth:        $
                   --------------
                   --------------


RISK TEMPERAMENT:

(From Portfolio Allocation Questionnaire or FSA)

//  Saver        //  Conservative        //  Moderate        //  Aggressive



THE FOLLOWING INFORMATION IS MANDATORY:
If the shareholder is employed by or associated with a member of the NASD please complete.


----------------------------------------------------------------------------
Firm Name/Address


----------------------------------------------------------------------------
VIII.  APPLICATION FOR ASSOCIATE MEMBERSHIP
----------------------------------------------------------------------------

The following information IS MANDATORY to determine
Associate Membership status.

(For Limited Membership, complete and attach Form 296.)


BASIS FOR MEMBERSHIP


//    1.  Current Adult or Juvenile Contract Member
          (Lutheran Brotherhood contractholder).

                                        -----------------------------------
                                        Lutheran Brotherhood Contract Number


//    2.  Current Associate Member of Lutheran Brotherhood
          (mutual fund shareholder).

                                        -----------------------------------
                                        LBSC Mutual Fund Account Number


//    3.  Baptized in the Christian faith and profess to be Lutheran.


I have read the statements and answers given above. They are true, complete, and correct to the best of my knowledge and belief. They are, as well, the basis of my membership in Lutheran Brotherhood.


------------------------------------------------
Applicant Signature


----------------------------------------------------------------------------
IX.   SIGNATURE OF IRA PARTICIPANT
----------------------------------------------------------------------------
I, the undersigned, appoint Norwest Bank Minnesota, N.A. as custodian of my Self Directed Individual Retirement Account. I (1) certify that the information I have provided is correct; (2) agree to be legally bound by the terms of the IRA selected; (3) acknowledge that I have received and read the "Disclosure Statement" relating to this Account and the "Custodial Agreement" under which the Account is maintained and (4) direct Norwest Bank to invest any cash in my account, which is not otherwise invested, in the Lutheran Brotherhood Money Market Fund.

I certify that under penalties of perjury (1) that the Social Security Number provided above is my correct number and (2) that as a participant of an individual retirement plan I am not subject to back-up withholding.

I have received and reviewed a current prospectus of the Lutheran Brotherhood Family of Funds and understand the investment objectives and potential risks. With the exception of the Money Market Fund, I understand that the value of the shares fluctuate and are not guaranteed. When shares are redeemed, they may be worth more or less than what was paid for them. I understand there may be a sales charge as explained in the prospectus and for this and other reasons, an investment should be made for the long-term (three or more years). Shares will not be purchased until the day this application is received in good order by the Home Office of Lutheran Brotherhood Securities Corp.

I agree to arbitrate any disputes between Lutheran Brotherhood Securities Corp. and me. I specifically agree and recognize that all controversies which may arise between Lutheran Brotherhood Securities Corp., its agents, representatives or employees and me, concerning any transaction, account or the interpretation, performance or breach of this agreement between Lutheran Brotherhood Securities Corp. and me will be determined by arbitration to the full extent provided by law. Such arbitration will be in accordance with the rules then in effect of the National Association of Securities Dealers, Inc.

I further understand and agree that:

1.    Arbitration is final and binding on all parties.

2. I am waiving my right to seek remedies in court, including the right to a jury trial.

3. Pre-arbitration discovery is generally more limited than and different from court proceedings.

4. The arbitrators' award is not required to include factual findings or legal reasoning and any party's right to appeal or seek modification of rulings by the arbitrators is strictly limited.

5. The panel of arbitrators will typically include a minority of arbitrators who are affiliated with the securities industry.
----------------------------------------------------------------------------


I ACKNOWLEDGE THAT THIS APPLICATION CONTAINS A BINDING AND ENFORCEABLE ARBITRATION AGREEMENT AND THAT A COPY OF THIS AGREEMENT IS INCLUDED IN THE PROSPECTUS THAT I HAVE RECEIVED AND REVIEWED.


------------------------------------------------            ----------------
Signature of Individual                                     Date


----------------------------------------------------------------------------
REGISTERED REPRESENTATIVE INFORMATION
----------------------------------------------------------------------------



-------------------------------        ------------------------------------
Registered Representative ID           Print Registered Representative Name



--------------------------------------           ---------------------------
Registered Representative Phone Number           Agency No.



----------------------------------
Print General Agent Name



----------------------------------------------           -------------------
Signature of Registered Representative                   Date